UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

_______________________________

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-14027	04-3145961
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (781) 457-9000

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 10, 2026, we entered into a Fifth Amendment to Credit Agreement, or the Fifth Amendment, amending our existing revolving line of credit agreement dated October 24, 2017 with Bank of America, N.A., which revolving line of credit agreement, as amended to date (including by such Fifth Amendment), we refer to as the Amended Agreement.

Under the Amended Agreement, Bank of America, N.A. serves as administrative agent, issuer of letters of credit and lender for a $50.0 million senior revolving line of credit with a maturity date of July 10, 2031. Subject to certain conditions, we may request up to an additional $50.0 million in commitments for a maximum aggregate commitment of $100.0 million, subject to the approval of the Lenders referred to in the Amended Agreement. Loans under the Amended Agreement generally will bear interest at a rate equal to (a) the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York, or SOFR, rate plus (b) an additional percentage that will range from 0.25% to 1.25%, based on our consolidated leverage ratio at the time of the borrowings. We have agreed to pay a commitment fee in an amount equal to 0.20% to 0.30% per annum, based on our consolidated leverage ratio, of the actual daily unused amount of the credit facility under the Amended Agreement, which fee is due and payable quarterly in arrears. Loan origination costs will be amortized over the five-year term of the Amended Agreement.

The Amended Agreement contains customary representations, warranties, affirmative and negative covenants, including financial covenants, events of default and indemnification provisions in favor of the Lenders referred to in the Amended Agreement. The covenants include restrictions governing our leverage ratio and interest coverage ratio, our incurrence of liens and indebtedness, and our entry into certain merger and acquisition transactions or dispositions and other matters, all subject to certain exceptions. The financial covenants require that we do not exceed certain maximum leverage and interest coverage ratios. The Lenders have been granted a first priority lien and security interest in substantially all of our assets, except for certain intangible assets.

The foregoing description of the Amended Agreement is not intended to be complete and is qualified in its entirety by reference to full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference, and to the full text of the Credit Agreement dated October 24, 2017 with Bank of America, N.A., as previously amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, which documents are filed as Exhibit 10.1 to our quarterly report on Form 10-Q filed October 27, 2017, Exhibit 10.3 to our quarterly report on Form 10-Q filed May 22, 2020, Exhibit 10.4 to our quarterly report on Form 10-Q filed May 22, 2020, Exhibit 10.1 to our current report on Form 8-K filed November 15, 2021, and Exhibit 10.2 to this current report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*†

Fifth Amendment to Credit Agreement dated as of July 10, 2026, by and among Anika Therapeutics, Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as administrative agent, L/C Issuer and Swingline Lender, and the other parties thereto

10.2*†	Fourth Amendment to Credit Agreement dated as of October 30, 2024, by and among Anika Therapeutics, Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as administrative agent, L/C Issuer and Swingline Lender, and the other parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*        Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of omitted exhibits and schedules upon request by the Securities and Exchange Commission, provided that it may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for exhibits and schedules so furnished.

†        Certain sensitive personally identifiable information in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: July 14, 2026	By:	/s/ Stephen D. Griffin
Stephen D. Griffin
President and Chief Executive Officer